Exhibit 4.9

FIBERTOWER CORPORATION

AMENDED AND RESTATED STOCK OPTION PLAN

FIBERTOWER CORPORATION

AMENDED AND RESTATED STOCK OPTION PLAN

i

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FIBERTOWER CORPORATION

AMENDED AND RESTATED STOCK OPTION PLAN

This Amended and Restated Stock Option Plan (the “Plan”) of FiberTower Corporation, a Delaware corporation (the “Corporation”), amends and restates in its entirety, as of May 12, 2006, the Stock Option Plan of the Corporation as adopted on May 10, 2001 and amended on May 20, 2002, and amended and restated on July 17, 2003, and amended on February 11, 2004, and amended on July 5, 2005.

1.             PURPOSES OF THE PLAN.  The purposes of this Plan are:

(a)           to attract and retain the best available personnel for service to the Corporation;

(b)           to attract and retain competent executives with outstanding ability for positions of substantial responsibility;

(c)           to provide additional incentive to key employees, officers, Directors and consultants of the Corporation; and

(d)           to promote the success of the Corporation’s business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Board at the time of grant.  Although this Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act, grants may be made pursuant to this plan which do not qualify for exemption under Rule 701 or Section 25102(o) of the California Corporations Code.  Any requirement of this Plan which is required in law only because of Section 25102(o) need not apply if the Administrator so provides.

2.             DEFINITIONS.  As used herein, the following definitions shall apply:

(a)           “Administrator” means the Board, or a committee of the Board, in accordance with Section 4 of the Plan.

(b)           “Affiliate” means any Person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

(c)           “Anniversary Date” has the meaning set forth in Section 10(a)(i) hereof.

(d)           “Applicable Laws” means the requirements relating to the administration of stock option plans under state corporate laws, U.S.  federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where options are, or will be, granted under the Plan.

(e)           “Board” means the Board of Directors of the Corporation.

(f)            “Certificate of Incorporation” means the Corporation’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time.

(g)           “Code” means the U.S.  Internal Revenue Code of 1986, as amended.

(h)           “Common Stock” means the Common Stock, par value $0.0001 per share, of the Corporation.

(i)            “Consultant” means any person or entity that provides services to the Corporation that is not an Employee, Officer or Director.

(j)            “Corporate Transaction” means (a) a merger or consolidation in which the Corporation is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Corporation in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Corporation and the Awards granted under the Plan are assumed or replaced by the successor corporation, which assumption shall be binding on all Optionees), (b) a dissolution or liquidation of the Corporation, (c) the sale of substantially all of the assets of the Corporation, (d) a merger in which the Corporation is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Corporation in such merger) cease to own their shares or other equity interest in the Corporation; or (e) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Corporation give up all of their equity interest in the Corporation (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Corporation); provided, however, that the corporate transaction by and between the Corporation and First Avenue Networks, Inc. pursuant to that certain Agreement and Plan of Merger between the same shall not constitute a Corporate Transaction for purposes of the Plan.

(k)           “Corporation” has the meaning set forth in the preamble hereto.

(l)            “Director” means a member of the Board.

(m)          “Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

(n)           “Employee” means any employee, including, without limitation, Officers employed by the Corporation or any Subsidiary of the Corporation, and any Director.  An Employee may also serve as a Director of the Corporation and maintain his status as an Employee hereunder.

(o)           “Excess Vesting Amount” has the meaning set forth in Section 10(a)(ii) hereof.

(p)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)           “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)            If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Nasdaq National Market or The Nasdaq SmallCap Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)           If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)          In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(r)            “Family Members” has the meaning set forth in Section 12(b) hereof.

(s)           “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t)            “Initial Vesting Amount” has the meaning set forth in Section 10(a)(i) hereof.

(u)           “Liquidation” has the meaning set forth in Corporation’s Restated Certificate.

(v)           “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(w)          “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option grant.  The Notice of Grant is part of the Option Agreement.

(x)            “Officer” means a person who is an officer of the Corporation within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y)           “Option” means a stock option granted pursuant to the Plan.

(z)            “Option Agreement” means an agreement between the Corporation and any Optionee evidencing the terms and conditions of an individual Option grant.  Each Option Agreement will be subject to the terms and conditions of the Plan.

(aa)         “Option Share” means a share issued upon the exercise of an Option.

(bb)         “Optionee” means the holder of an outstanding Option granted under the Plan.

(cc)         “Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

(dd)         “Plan” has the meaning set forth in the preamble hereto.

(ee)         “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ff)           “Securities Act” means the Securities Act of 1933, as amended.

(gg)         “Service Provider” means an Officer, Employee, Consultant, Director or non-Employee advisor (including any member of a board of advisors) of the Corporation.

(hh)         “Share” means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

(ii)           “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(jj)           “Target Corporation” has the meaning set forth in 11(c) hereof.

(kk)         “Transfer” has the meaning set forth in Section 12(b) hereof.

3.             STOCK SUBJECT TO THE PLAN.

(a)           Subject to the provisions of Section 3(b) and 13 of the Plan, the maximum aggregate number of Shares which may be optioned and issued under the Plan is 30,041,195 Shares.  If an Option expires or becomes exercisable without having been exercised in full, or if the Corporation retains Shares as a method of payment under Section 9(b)(iv) hereof, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

(b)           Notwithstanding the foregoing, at no time shall the total number of Shares issuable upon exercise of outstanding Options and the total number of securities provided for under any bonus or similar plan of the Corporation exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Rule 260.140.45 of Title 10 of the California Code of Regulations.

4.             ADMINISTRATION OF THE PLAN.

(a)           PROCEDURE.

(i)            If the Common Stock is registered under Section 12 of the Exchange Act and to the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(ii)           The Plan shall be administered by the Board, provided, that the Board may delegate part or all of the administration of the Plan to a duly created Committee of the Board.

(b)           POWERS OF THE ADMINISTRATOR.  Subject to the provisions of the Plan, the Administrator shall have the authority, in its discretion:

(i)            to determine the Fair Market Value in accordance with the Plan;

(ii)           to select the Service Providers to whom Options may be granted hereunder;

(iii)          to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

(iv)          to approve forms of Option Agreements for use under the Plan;

(v)           to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder.  Such terms and conditions include, but are not limited to, the exercise price, any vesting or forfeiture restrictions and any acceleration or waiver thereof, and any restriction or limitation regarding any Option or the Shares subject thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)          to construe and interpret the terms of the Plan and Options granted pursuant to the Plan;

(vii)         to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(viii)        to modify or amend each Option (subject to Section 15(c) of the Plan);

(ix)           to require or allow Optionees to satisfy withholding tax obligations by, without limitation, making a cash payment to the Corporation or electing to have the Corporation withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld.  In the latter case, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined, and all elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x)            to authorize any person to execute on behalf of the Corporation any instrument required to effect the grant of an Option previously granted by the Administrator; and

(xi)           to make all other determinations deemed necessary or advisable for administering the Plan.

(c)           EFFECT OF ADMINISTRATOR’S DECISION.  The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

5.             ELIGIBILITY.  Options may be granted to such Service Providers, and in such amounts, as the Administrator, in its sole discretion, shall choose.  Nonstatutory Stock Options may be granted to any Service Provider.  Incentive Stock Options may be granted only to Service Providers who are Employees.

6.             LIMITATIONS.

(a)           Each Option shall be designated in the attendant Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Corporation and any Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options.  For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted.  The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)           Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider of the Corporation, nor shall they interfere in any way with the Optionee’s right or the Corporation’s right to terminate such relationship at any time, with or without cause.

7.             TERM OF PLAN.  This Plan will become effective on the date that it is adopted by the Board (the “Effective Date”).  Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the Effective Date or, if earlier, the date of shareholder approval, unless terminated earlier under Section 15 hereof.

8.             TERM OF OPTION.  The term of each Option shall be stated in the Option Agreement and shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement.  Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns Common Stock representing more than 10% of the voting power of all classes of stock of the Corporation or any Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9.             OPTION EXERCISE PRICE AND CONSIDERATION.

(a)           EXERCISE PRICE.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)            In the case of an Incentive Stock Option, which may only be granted to employees of the Corporation,

(A)          granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Corporation or any Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; or

(B)           granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)           In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant; provided, however, that, at the time the Nonstatutory Stock Option is granted, if the grant of such Nonstatutory Stock Option is to be made to a Person who owns stock representing more than 10% of the total combined voting power of all classes of stock of the Corporation or any Subsidiary, then the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(b)           FORM OF CONSIDERATION.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment.  Such consideration may consist of

(i)            cash;

(ii)           check;

(iii)          by surrender of shares that:  (i) either (A) have been owned by Optionee for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Corporation by use of a promissory note, such note has been fully paid with respect to such shares) or (B) were obtained by Optionee in the public market and (ii) are clear of all liens, claims, encumbrances or security interests;

(iv)          Intentionally Omitted;

(v)           any combination of the foregoing methods of payment; or

(vi)          such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10.          EXERCISE OF OPTIONS.

(a)           VESTING.  Options granted under the Plan to an Optionee shall vest according to the following schedule so long as an Optionee is providing services to the Corporation, unless the Administrator otherwise provides:

If the Optionee is an Employee:

(i)            25% of the Options so granted (the “Initial Vesting Amount”) shall vest in the Optionee on the one (1) year anniversary of the date of hire of such Optionee or such later date as the Administrator shall determine (the “Anniversary Date”); and

(ii)           the balance of the Options in excess of the Initial Vesting Amount (the “Excess Vesting Amount”) shall vest in the Optionee at the rate of one thirty-sixth (1/36) per month on the last day of each calendar month commencing with the calendar month next following the Anniversary Date and continuing thereafter until fully vested;

If the Optionee is a Consultant, such Options shall be fully vested on the date of grant or such later date as the Administrator shall determine;

If the Optionee is a non-Employee advisor, or a Director who is not also an Employee, the Options so granted shall vest monthly in twenty-four (24) equal installments commencing either (a) on the first day of the calendar month immediately following the date of the grant of the Options or (b) such later date as the Administrator shall determine and continuing thereafter on the first day of each successive calendar month for twenty-four (24) months;

provided, however, that notwithstanding the foregoing, and unless otherwise determined by the Administrator, with respect to Optionees that are Employees, upon the occurrence of a Liquidation or Corporate Transaction (A) prior to or on the Anniversary Date, any unvested portion of the Initial Vesting Amount shall become immediately and fully vested in the Optionee on the day immediately preceding such Liquidation or Corporate Transaction, or (B) subsequent to the Anniversary Date, 25% of any unvested portion of the Excess Vesting Amount shall become immediately and fully vested in the Optionee on the day immediately preceding such Liquidation or Corporate Transaction.  Unless otherwise determined by the Administrator, with respect to Optionees that are non-

Employee advisors, Consultants or non-Employee Directors, upon the occurrence of a Liquidation or Corporate Transaction, 25% of any unvested shares of Option Stock shall become fully vested on the day immediately preceding the Liquidation or Corporate Transaction.

At the time an Option is granted, the Administrator shall determine any additional conditions which must be satisfied before the Option may be exercised, which conditions shall be specified in the Option Agreement.  Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence.

(b)           PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER.  An Option shall be deemed exercised when the Corporation has received: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, (ii) full payment for the Shares with respect to which the Option is exercised, and (iii) full payment to allow the Corporation to satisfy any withholding tax obligations arising as a result of such exercise.  Full payment in each case may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan.  An Option may not be exercised for a fraction of a Share.  Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such Shares, notwithstanding the exercise of the Option.  The Corporation shall issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.  Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for exercise under the Option, by the number of Shares as to which the Option is exercised.

(c)           TERMINATION OF RELATIONSHIP AS A SERVICE PROVIDER.  Unless otherwise determined by the Administrator and set forth in the Option Agreement, if Optionee is terminated as a Service Provider for cause, his or her unexercised Option, whether vested or unvested in whole or in part, shall immediately become terminated and lapse and the Shares covered thereby shall revert to the Plan.  Unless otherwise provided by the Administrator and set forth in the Option Agreement, if an Optionee ceases to be a Service Provider, other than as a result of having been dismissed for cause or upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within ninety (90) days or such shorter period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination.  If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate and the Shares covered by such Option shall revert to the Plan.

(d)           DEATH OR DISABILITY OF OPTIONEE.  Unless otherwise determined by the Administrator and set forth in the Option Agreement, if an Optionee dies or incurs a Disability while a Service Provider, the Option may be exercised within one (1) year after the death or Disability of the Optionee, by the Optionee, the Optionee’s estate or a Person that acquired the right to exercise the Option by bequest or inheritance where such Person is a Family Member of the Optionee or a trust, corporation, partnership or limited liability company, all of the beneficial interests in which are held by the Optionee, the Optionee’s estate or Family Members of such Optionee.  An Option may be exercised pursuant to the foregoing sentence only to the extent that such Option is vested on the date the Optionee ceased to be a Service Provider.  If, at the time the Optionee ceased to be a Service Provider, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan.  The Option may be exercised by the Optionee or executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or laws of descent or distribution.  If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e)           BUYOUT PROVISIONS.  The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

11.          CORPORATE TRANSACTIONS.

(a)           ASSUMPTION OR REPLACEMENT OF OPTIONS BY SUCCESSOR.  In the event of a Corporate Transaction any or all outstanding Options may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all optionees.  In the alternative, the successor corporation may substitute equivalent Options or provide substantially similar consideration to optionees as was provided to stockholders (after taking into account the existing provisions of the Options).  The successor corporation may also issue, in place of outstanding Option Shares of the Company held by the Optionee, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Optionee.  In the event such successor corporation, if any, refuses to assume or replace the Options, as provided above, pursuant to a Corporate Transaction or if there is no successor corporation due to a dissolution or liquidation of the Corporation, such Options shall immediately vest as to 100% of the Shares subject thereto at such time and on such conditions as the Board shall determine and the Options shall expire at the closing of the transaction or at the time of dissolution or liquidation.

(b)           OTHER TREATMENT OF OPTIONS.  Subject to any greater rights granted to Optionees under Section 11(a), in the event of a Corporate Transaction, any outstanding Options shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation or sale of assets.

(c)           ASSUMPTION OF OPTIONS ABSENT CORPORATE TRANSACTION.  In the event of a merger or consolidation with another corporation (the “Target Corporation”) in which the stockholders of the Corporation immediately prior to such merger or consolidation retain fifty percent (50%) or more of the voting power and fully diluted common stock of the combined corporation immediately following such merger or consolidation, the Board, in its sole discretion, may provide that any or all outstanding Options may be assumed or replaced by the Target Corporation, which assumption or replacement shall be binding on all Optionees.  The Target Corporation may also issue, in place of outstanding Option Shares of the Corporation held by the Optionee, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Optionee.  In the event Options are so assumed by the Target Corporation, the terms and conditions of such Options shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code) or to reflect any applicable exchange ratio.

12.          NON-TRANSFERABILITY OF OPTIONS AND OPTION SHARES.

(a)           RESTRICTIONS ON TRANSFER OF OPTIONS.  Unless determined otherwise by the Administrator, Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution, and, during the lifetime of the Optionee, no Option may be exercised other than by the Optionee.

(b)           RESTRICTIONS ON TRANSFER OF OPTION SHARES.  Unless and until the Corporation has become a reporting company with respect to any class of its equity securities under the Exchange Act, and except as set forth in Section 11 of the Plan, Option Shares may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner (a “Transfer”) other than by operation of law or expressly permitted herein, except that: (i) Option Shares may be Transferred pursuant to any Transfer approved by the Board; (ii) Option Shares may be Transferred by the Optionee of such Option Shares to (A) a member of such Optionee’s immediate family, which shall include his spouse, siblings, parents, children or grandchildren (collectively, “Family Members”) or (B) a trust, corporation, partnership or limited liability company, all of the beneficial interests in which shall be held by such Optionee or one or more Family Members of such Optionee; provided, however, that during the period that any such trust, corporation, partnership or limited liability company holds any right, title or interest in any Option Shares, no Person other than such Optionee or one or more Family Members of such Optionee may be or may become beneficiaries, stockholders, limited or general partners or members thereof; and (iii) Option Shares may be Transferred in connection with and as a part of a Liquidation or Corporate Transaction.

13.          ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.  Subject to any required action by the stockholders of the Corporation, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the exercise price per Share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock or other distribution of the Corporation’s equity securities without the receipt of consideration by the Corporation.  Such adjustment shall be made by the Board in its sole discretion, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Corporation of Shares of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

14.          DATE OF GRANT.  The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator.  Notice of the determination, and an Option Agreement for execution, shall be provided to each Optionee within a reasonable time after the date of such grant.

15.          AMENDMENTS AND TERMINATION OF THE PLAN.

(a)           AMENDMENT AND TERMINATION.  The Board shall amend the Plan from time to time as required to comply with the requirements of Applicable Laws, and may amend any or all Option Agreements as it deems necessary or appropriate.  Additionally, in its sole discretion the Board may at any time amend, alter, suspend or terminate the Plan.

(b)           STOCKHOLDER APPROVAL.  If necessary to comply with Applicable Laws, the Corporation shall obtain stockholder approval of any Plan amendment.

(c)           EFFECT OF AMENDMENT OR TERMINATION.  No amendment, alteration, suspension or termination of the Plan or any Option Agreement shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Corporation.  Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

16.          CONDITIONS UPON ISSUANCE OF SHARES.

(a)           LEGAL COMPLIANCE.  Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Corporation with respect to such compliance.

(b)           INVESTMENT REPRESENTATIONS.  As a condition to the exercise of an Option, the Corporation may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Corporation, such a representation is required.

17.          INABILITY TO OBTAIN AUTHORITY.  The inability of the Corporation to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Corporation of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18.          RESERVATION OF SHARES.  The Corporation, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19.          INFORMATION TO OPTIONEES.  The Corporation shall deliver to each Optionee financial statements of the Corporation at least annually as required by the provisions of Rule 260.140.46 of Title 10 of the California Code of Regulations.

[End of Plan]